Exhibit 99.1

Clorox Announces Pricing of $750 Million Senior Notes

OAKLAND, Calif., Oct. 3, 2007 – The Clorox Company (NYSE: CLX) today announced that it has priced the offering of $750 million aggregate principal amount of its senior notes in an underwritten registered public offering. The senior notes consist of $400 million aggregate principal amount of 5.95 percent senior notes due 2017, and $350 million aggregate principal amount of 5.45 percent senior notes due 2012. The offering was made pursuant to an effective shelf registration statement filed by The Clorox Company with the Securities and Exchange Commission on Oct. 3, 2007. The offering is expected to close on Oct. 9, 2007, subject to customary closing conditions.

J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co. acted as joint lead book-running managers. Clorox has filed a prospectus supplement and an accompanying prospectus with the Securities and Exchange Commission in connection with the offering of the senior notes. Copies of these materials are available by contacting J.P Morgan Securities Inc. at 270 Park Ave., New York NY 10017, or by telephone at (212) 834-4533; Citigroup Global Markets Inc. at 388 Greenwich St., New York, NY 10013, or by telephone at (877) 858-5407; or Goldman, Sachs & Co. at 85 Broad St., New York, NY 10004, or by telephone at (866) 471-2526. Electronic copies of the prospectus supplement and accompanying prospectus are available on the Securities and Exchange Commission Web site at www.sec.gov. Clorox intends to use the net proceeds from the offering to retire commercial paper issued in connection with its repurchase of its common stock under an accelerated stock repurchase agreement entered into on Aug. 10, 2007.

The Clorox Company

The Clorox Company is a leading manufacturer and marketer of consumer products with fiscal year 2007 revenues of $4.8 billion. Clorox markets some of consumers’ most trusted and recognized brand names, including its namesake bleach and cleaning products, Armor All® and STP® auto-care products, Fresh Step® and Scoop Away® cat litter, Kingsford® charcoal, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration systems, and Glad® bags, wraps and containers. With 7,800 employees worldwide, the company manufactures products in more than two dozen countries and markets them in more than 100 countries.

Forward-looking statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements about future volume, sales, costs, cost savings, earnings, cash outflows, plans, objectives, expectations, growth, or profitability, are forward looking statements based on management’s estimates, assumptions and projections. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations on such words, and similar expressions, are intended to identify such forward looking statements. These forward looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Report, as updated from time to time in the company’s SEC filings. These factors include, but are not limited to, the success of the company’s previously announced Centennial Strategy; the final purchase price and number of shares repurchased under the company’s accelerated share repurchase agreement; general economic and marketplace conditions and events; competitors’ actions; the company’s costs, including changes in exposure to commodity costs such as resin, diesel, chlor-alkali and agricultural commodities; increases in energy costs; consumer and customer reaction to price increases; customer-specific ordering patterns and trends; the company’s actual cost performance; changes in the company’s tax rate; any future supply constraints that may affect key commodities; risks inherent in sole-supplier relationships; risks related to customer concentration; risks arising out of natural disasters; risks related to the handling and/or transportation of hazardous substances, including but not limited to chlorine; risks inherent in litigation; risks relating to international operations; risks inherent in maintaining an effective system of internal controls, including the potential impact of acquisitions or the use of third-party service providers; the ability to manage and realize the benefit of joint ventures and other cooperative relationships, including the company’s joint venture regarding the company’s Glad ® plastic bags, wraps and containers business, and the agreement relating to the provision of information technology and related services by a third party; the success of new products; risks relating to acquisitions, mergers and divestitures; risks relating to changes in the company’s capital structure; and the ability of the company to successfully manage tax, regulatory, product liability, intellectual property, environmental and other legal matters, including the risk resulting from joint and several liability for environmental contingencies. In addition, the company’s future performance is subject to risks related to its November 2004 share exchange transaction with Henkel KGaA, the tax indemnification obligations and the actual level of debt costs. Declines in cash flow, whether resulting from tax payments, debt payments, share repurchases, interest cost increases greater than management expects, or increases in debt or changes in credit ratings, or otherwise, could adversely affect the company’s earnings.

The company’s forward looking statements in this report are based on management’s current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Media Relations

Dan Staublin (510) 271-1622

Investor Relations

Li-Mei Johnson (510) 271-3396